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                                                                    Exhibit 23.2


                        Consent of Independent Auditors

As independent auditors, we hereby consent to the use of our report dated November 20, 1997 on our audits of the consolidated and combined financial statements of The Sarnit Organization as of September 30, 1997 and December 31, 1996, and for the period January 1, 1997 through September 30, 1997, and the year ended December 31, 1996 (and to all references to our Firm) included in or made a part of this registration statement.


/s/ Beers & Cutler PLLC

BEERS & CUTLER PLLC
Washington, D.C.
January 25, 1999